As filed with the Securities and Exchange Commission on April 10, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AEP Industries Inc.

(Exact name of Registrant as specified in its charter)

Delaware	22-1916107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number.)

125 Phillips Avenue South Hackensack, New Jersey	07606
(Address of principal executive offices)	(Zip code)

AEP INDUSTRIES INC.

2013 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Paul M. Feeney

Executive Vice President, Finance and Chief Financial Officer

AEP Industries Inc.

125 Phillips Avenue

South Hackensack, New Jersey 07606

(201) 641-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael S. Ben, Esq.

Honigman Miller Schwartz and Cohn LLP

2290 First National Building

660 Woodward Ave.

Detroit, Michigan 48226-3506

(313) 465-7316 (telephone)

(313) 465-7317 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value	375,000	$67.21	$25,203,750	$3,437.79

(1)	Represents shares of common stock issuable under the AEP Industries Inc. 2013 Omnibus Incentive Plan, approved by the registrant’s stockholders on April 9, 2013 (the “Plan”) and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate amount of additional shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, reorganization or any other similar transaction that affects the stock such that an adjustment is appropriate in order to prevent dilution of the rights of participants under the Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high ($67.90) and low ($66.51) sales price for the Common Stock of the registrant as quoted on the NASDAQ Global Select Market on April 8, 2013, a date within five business days prior to the date of filing of this registration statement.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by AEP Industries Inc., a Delaware corporation (the “Registrant”), relating to 375,000 shares of its common stock, par value $0.01 per share (“Common Stock”), which have been reserved for issuance under the Plan to eligible employees and non-employee directors of the Registrant.

PART I

INFORMATION REQUIRED IN PROSPECTUS

The documents containing the information required in this Part I will be delivered to the participants in the Plan, as specified in Rule 428(b)(1) of the Securities Act. Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended October 31, 2012, filed with the Commission on January 22, 2013;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ending January 31, 2013 filed with the Commission on March 12, 2013;

(c) The Registrant’s Current Report on Form 8-K filed with the Commission on January 14, 2013; and

(d) The description of the Registrant’s common stock contained in the Registration Statement on Form S-1 filed with the Commission on December 17, 1985, including any amendment or report filed for the purpose of updating such description.

In addition, all documents the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Pursuant to our restated certificate of incorporation, we have agreed to indemnify and hold harmless any director, officer, employee or agent from and against any and all expenses and liabilities imposed upon or incurred by such person in connection with, or as a result of, any proceeding in which such person may become involved, as a party or otherwise, by reason of the fact that such person is or was a director, officer employee or agent of ours at the time such expenses or liabilities were imposed or incurred, to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”).

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that (i) indemnification may only be in respect of expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement and (ii) if such person will have been adjudged to be liable to the corporation, such indemnification for expenses can be made only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

As permitted by Section 145(g) of the DGCL, our directors and officers are covered by insurance policies maintained by us against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act, subject to certain exclusions and limitations.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of AEP Industries Inc., incorporated by reference to Exhibit 3(a) filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 1997.

4.2	Sixth Amended and Restated By-Laws of AEP Industries Inc., incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K on June 13, 2012.

4.3	Rights Agreement, dated March 31, 2011, by and between AEP Industries Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, incorporated by reference to Exhibit 4.1 filed with the Registrant’s Current Report on Form 8-K on March 31, 2011.

5.1*	Opinion of Honigman Miller Schwartz and Cohn LLP

10.1	AEP Industries Inc. 2013 Omnibus Incentive Plan, incorporated by reference to Annex A to the Registrant’s Proxy Statement filed on Schedule 14A with the Commission on February 22, 2013.

23.1*	Consent of KPMG LLP

23.2*	Consent of Honigman Miller Schwartz and Cohn LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (included after the signature of the Registrant contained on Signature Page 1 of this Registration Statement)

*	Filed herewith

Item 9.	Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Hackensack, State of New Jersey, on April 10, 2013.

AEP INDUSTRIES INC.

By:	/s/ J. Brendan Barba
J. Brendan Barba
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Brendan Barba and Paul M. Feeney as his true and lawful attorneys-in-fact and agents with full power of substitution, severally, for him in any and all capacities, to sign the Registration Statement on Form S-8 of AEP Industries Inc., and any or all amendments (including post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ J. Brendan Barba	Chairman of the Board, President	April 10, 2013
J. Brendan Barba	and Chief Executive Officer

/s/ Paul M. Feeney	Executive Vice President, Finance,	April 10, 2013
Paul M Feeney	Chief Financial Officer and Director

/s/ Linda N. Guerrera	Vice President, Controller	April 10, 2013
Linda N. Guerrera

/s/ Lawrence R. Noll	Director	April 10, 2013
Lawrence R. Noll

/s/ Kenneth Avia	Director	April 10, 2013
Kenneth Avia

/s/ Robert T. Bell	Director	April 10, 2013
Robert T. Bell

/s/ Ira M. Belsky	Director	April 10, 2013
Ira M. Belsky

/s/ Richard E. Davis	Director	April 10, 2013
Richard E. Davis

S-1

/s/ Frank P. Gallagher	Director	April 10, 2013
Frank P. Gallagher

/s/ Lee C. Stewart	Director	April 10, 2013
Lee C. Stewart

S-2

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of AEP Industries Inc., incorporated by reference to Exhibit 3(a) filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 1997.

4.2	Sixth Amended and Restated By-Laws of AEP Industries Inc., incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K on June 13, 2012.

4.3	Rights Agreement, dated March 31, 2011, by and between AEP Industries Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, incorporated by reference to Exhibit 4.1 filed with the Registrant’s Current Report on Form 8-K on March 31, 2011.

5.1*	Opinion of Honigman Miller Schwartz and Cohn LLP

10.1	AEP Industries Inc. 2013 Omnibus Incentive Plan, incorporated by reference to Annex A to the Registrant’s Proxy Statement filed on Schedule 14A with the Commission on February 22, 2013.

23.1*	Consent of KPMG LLP

23.2*	Consent of Honigman Miller Schwartz and Cohn LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (included after the signature of the Registrant contained on Signature Page 1 of this Registration Statement)

*	Filed herewith